UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549


                                 FORM 8-K


                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


      Date    of    report    (Date    of    earliest    event    reported)
			     September 6, 2005

                            Entergy Corporation
          (Exact Name of Registrant as Specified in Its Charter)

                                 Delaware
              (State or Other Jurisdiction of Incorporation)

            1-11299                        72-1229752
    (Commission File Number)   (IRS Employer Identification No.)


639 Loyola Avenue, New Orleans, Louisiana            70113
(Address of Principal Executive Offices)           (Zip Code)

                               504-576-4000
           (Registrant's Telephone Number, Including Area Code)

  ______________________________Not Applicable___________________________
       (Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 7.01.  Regulation FD Disclosure.

On August 29, 2005, Hurricane Katrina hit the coast of Louisiana and Mississippi, causing widespread power outages and catastrophic damage to the Gulf South region including portions of Entergy Corporation's (NYSE:
ETR) service territory. Entergy New Orleans, Entergy Louisiana, Entergy Mississippi, and the Louisiana portion of Entergy Gulf States each has sustained significant damage to distribution and transmission facilities. In addition, several fossil units located in the New Orleans area were flooded. In total, these four operating companies had approximately 1.1 million customers without power immediately following the storm.

Entergy anticipates that this event will influence the financial results of Entergy Corporation and of these operating companies although estimates of the effects are not available at this time. For example:

 -- Revenues are expected to be lower due to extended outages, customer losses, and inability to bill and collect revenues for electricity previously delivered to customers whose property has been destroyed;
 -- Capital and other expenditures are expected to be higher due to the restoration, repair and replacement of damaged equipment and assets; and

 -- Regulatory mechanisms may be modified or created to provide for recovery of restoration costs and lost revenues in a more timely and complete manner than available under currently-in-place cost recovery methods.

Entergy Corporation believes it has sufficient liquidity to meet its current obligations and to fund its restoration efforts from a combination of cash on hand and its $2 billion revolver. The operating companies have authority to affect inter-company borrowing through the Entergy System money pool, and Entergy believes it can obtain authorizations from the Securities and Exchange Commission and other regulatory bodies to ensure funding is available at each of its subsidiaries as is necessary.

Until near-term estimates of revenue and expenditure effects are available, however, Entergy is unable to affirm previously-issued consolidated as-reported and operational 2005 earnings per share guidance of $4.60 to $4.85 per share for Entergy Corporation. In addition, Entergy is unable to affirm its 8-10% earnings growth aspiration for 2006 and it expects to revise previously disclosed estimates of cash flow and cash available to reflect revenue, cost and recovery outcomes when they can be more accurately estimated. Finally, Entergy is able to affirm that its $1.5 billion share repurchase program remains in place, even though the timing of repurchases under this program may be temporarily delayed.

Over the long term, Entergy continues to aspire to deliver earnings per share growth in the range of 5-6% through a combination of intrinsic growth and capital deployment. Entergy will continue to evaluate and consider multiple alternatives for capital deployment, including investment, share repurchases and dividend increases.

Entergy Corporation will conduct a teleconference with investors on Tuesday, September 6, 2005 at 10:00 a.m. CDT to discuss this investor news release. The teleconference may be accessed by either dialing 719-457-2730, confirmation code 4901346 no more than 15 minutes prior to the start time or by visiting www.entergy.com/webcasts. A replay of the teleconference will be available through September 13, 2005 by dialing 719-457-0820, confirmation code 4901346.

Due to interruptions in communications systems in the Gulf South Region, Entergy Investor Relations personnel have established temporary contact information as follows:
Primary Contact:    Michele Lopiccolo   501/607-3557
Secondary Contacts: Paul LaRosa         850/855-1251
               	    Paula Waters        318/245-8637

In this filing and from time to time, Entergy makes statements concerning its expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Entergy believes that these forward-looking statements and the underlying assumptions are reasonable, it cannot provide assurance that they will prove correct. Except to the extent required by federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements involve a number of risks and uncertainties, and there are factors that could cause actual results to differ materially from those expressed or implied in these statements. Some of those factors include, but are not limited to: resolution of pending and future rate cases and other proceedings at local and federal regulatory agencies, Entergy's ability to manage its operation and maintenance costs, particularly at its non-utility nuclear generating facilities, the performance of Entergy's generating plants, and particularly the capacity factor at its nuclear generating facilities, prices for power generated by Entergy's unregulated generating facilities, and the prices and availability of power Entergy must purchase for its utility customers, uncertainty regarding establishment of sites for spent nuclear fuel storage and disposal, Entergy's ability to develop and execute on a point of view regarding prices of electricity, natural gas, and other energy-related commodities, changes in the financial markets, particularly those affecting the availability of capital and Entergy's ability to refinance existing debt, execute its share repurchase program, and fund investments and acquisitions, actions of rating agencies, including changes in the ratings of debt and preferred stock, Entergy's ability to purchase and sell assets at attractive prices and on other attractive terms, changes in utility regulation and in regulation of the nuclear industry, the success of Entergy's strategies to reduce tax payments, and the effects of litigation and weather, including Entergy's efforts to remediate the effects of Hurricane Katrina.

                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation

By: /s/ Nathan E. Langston
Nathan E. Langston
Senior Vice President and
Chief Accounting Officer

Dated: September 6, 2005